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                                                                  EXHIBIT 10.83b

                 SUBSTITUTE NON-STATUTORY STOCK OPTION AGREEMENT

         THIS SUBSTITUTE NON-STATUTORY STOCK OPTION AGREEMENT ("Agreement") entered into as of the 26th day of September, 1996 by and between Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company") and Grover C. Wrenn (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company has agreed, pursuant to the Agreement and Plan of Reorganization by and among the Company, Wilmington Merger Corp., a North Carolina corporation and wholly-owned subsidiary of the Company, and Applied Bioscience International Inc., a Delaware corporation ("APBI") (the "Merger Agreement"), to assume certain of the non-statutory stock options (the "Options") granted to the Executive in connection with the Separation Agreement dated August 25, 1995, entered into by and between the Executive and APBI (the "Separation Agreement"); and

         WHEREAS, pursuant to the terms of the Merger Agreement, the Executive is entitled to receive substitute options denominated in shares of common stock of the Company, in substitution for and cancellation of the Options, provided that the substitute options shall be subject to the terms and conditions of this agreement and the Pharmaceutical Product Development, Inc. Equity Compensation Plan (the "Plan") except that the number of shares of the Company's common stock and the exercise price of the option are to be adjusted in the manner set forth in the Merger Agreement and the substitute options are to have substantially the same restrictions, terms and conditions as the options for which they were substituted.

         NOW, THEREFORE, intending to be legally bound hereby, the Company and the Executive do hereby covenant and agree as follows:

         1. SUBSTITUTE OPTION. Pursuant to the terms of the Merger Agreement, the Company does hereby issue to the Executive in substitution for the option granted to the Executive on September 19, 1995, by APBI to replace the original option granted to the Executive on December 10, 1991, the right and option to purchase, under the terms and conditions hereinafter set forth, in whole or in part, 3,334 shares of common stock of the Company, par value $.10 per share, which right and option shall not constitute an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, (the "Non-Statutory Stock Option"). The price at which the shares shall be purchased shall be $32.84, which price is the adjusted exercise price of the Non-Statutory Stock Option as determined under the Merger Agreement.

         2. TERMS. The Non-Statutory Stock Option herein granted is fully vested and shall expire at 12:00 midnight on the earlier of (a) February 11, 2001, or
(b) the day immediately following any period of twenty (20) consecutive trading days in which the last sale for shares of the Company's Common Stock (as adjusted for stock splits, dividends, and similar events) for each of such trading days equaled or exceeded $49.33 per share as quoted on the NASDAQ National Market System.

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         3. EXERCISE. The Executive may exercise the Non-Statutory Stock Option granted hereunder by giving written notice to the Compensation Committee of the Company ("the Committee") at 3151 S. 17th Street Extension, Wilmington, North Carolina 28412. Such notice, a form of which is attached hereto as Exhibit A and incorporated by reference, shall state the number of full shares (no fractional shares may be purchased) to which the election applies. Such notice shall be accompanied by payment in an amount sufficient to purchase the number of shares set forth in the notice at the per share price established by Section 1 hereof. Payment shall be made in cash, or the Committee in its discretion may allow the Executive to use shares of the Company's Common Stock having a fair market value equal to the purchase price (as determined by the Committee), or the Committee may allow the use of a combination of cash and such shares.

         4. DEATH. In the event of death of the Executive, the Non-Statutory Stock Option shall be exercisable by the person or persons who acquired the option by bequest or inheritance or by reason of the death of the Executive, or by the executor or administrator of the estate of the deceased Executive at any time before the expiration date of the Non-Statutory Stock Option.

         5. NO IMPLIED RIGHTS. Nothing contained in this Agreement, nor the granting of any options hereunder, shall be construed as giving the Executive or any other person any legal or equitable rights against the Company or any subsidiary corporation or any director, officer, employee or agent thereof, except for those rights as are herein provided.

         6. NO ASSIGNMENT. Except as otherwise provided herein, the Non-Statutory Stock Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged, hypothecated or encumbered, and shall not be subject to execution, attachment, garnishment or other similar legal processes. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise encumber or dispose of the Non-Statutory Stock Option, the Non-Statutory Stock Option and the rights and privileges conferred hereunder shall immediately become null and void. This option may be exercised during the lifetime of the Executive only by the Executive; provided, however, that if the Executive is declared legally incompetent, the Executive's duly appointed legal representative may exercise the Non-Statutory Stock Option granted hereunder in the manner and to the extent that the Executive is entitled to exercise the option hereunder.

         7. INCORPORATION OF THE PLAN. This Agreement incorporates the terms of the Plan, and any modifications or amendments thereto. The Employee acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof that are not inconsistent with the terms of this Agreement.

         8. GOVERNING LAW. This Agreement shall be governed by the law of North Carolina, without reference to the principles of conflicts of law thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

                                        By:      /s/ Fredric N. Eshelman
                                            ------------------------------------
                                            Its    Chief Executive Officer
                                                --------------------------------



                                                  /s/ Grover C. Wrenn
                                            ------------------------------------
                                               Executive




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